UNITED STATES

SECURITES AND EXCHANGE COMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [        ]  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SA FUNDS INVESMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Script:

Hi, my name is Jonathan Scheid and I’m the President and CEO of the SA funds. I’m personally reaching out because we want to help you stop receiving mailings and emails about the proxy vote. In order for that to happen, we need your help. Please vote the SA funds proxy which you’re an investor in. It is a requirement that over 50 percent of investors participate for the vote to count. Voting takes about two minutes and your vote is important. All you need to do is call 8 0 0 5 9 1 6 3 1 3. That’s 8 0 0 5 9 1 6 3 1 3 to vote all of your shares. If you have any questions please feel free to call your financial advisor. Thank you in advance for voting.